UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  March 7, 2012

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events.

As previously announced in our Form 8-K, dated March 2, 2012, the Oregon Supreme Court ruled in the case of Greenwood Products and Jewett-Cameron Lumber Corp. (“plaintiffs”) v. Greenwood Forest Products, et al. (“defendants”) that the decision of the Oregon Court of Appeals is reversed in part in a manner viewed as favorable to the plaintiff. The case will now be returned to the Oregon Court of Appeals for further consideration.

We have now reviewed the Court's decision in consultation with the Company's legal advisors. Due to the favorable ruling, we have determined that we will reverse $1,459,833 of the previously accrued Litigation Reserve. This reserve has been recorded as a Contingent Liability and included in the Current Liabilities on the Company's balance sheet. This reversal will be treated as a one-time gain and will be reflected in the financial statements contained in the Company's Form 10-Q for the 2nd quarter ended February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012

JEWETT-CAMERON TRADING COMPANY LTD.

By:

/s/ "Donald Boone"

Name:

Donald Boone

Title:

President/Chief Executive Officer/Director

Date: March 7, 2012

JEWETT-CAMERON TRADING COMPANY LTD.

By:

/s/  "Murray G. Smith"

Name:

Murray G. Smith

Title:

Chief Financial Officer